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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

EXPLANATORY STATEMENT
     The “Stock Ownership of Arbitron’s Directors and Executive Officers” table on page 37 of our definitive proxy statement, originally filed with the Securities and Exchange Commission on April 18, 2007, erroneously identified the beneficial share ownership of Stephen B. Morris and Shellye L. Archambeau as of April 2, 2007. Specifically, the table listed Mr. Morris as beneficially owning 624,732 shares or 2.05% of our common stock whereas the correct number is 345,890 shares or 1.15%, and the table listed Ms. Archambeau as owning 12,096 shares of common stock whereas the correct number is 12,415. These errors also resulted in an error in the number and percentage of shares owned by all executive officers and directors as a group. A corrected table is set forth below.
Stock Ownership of Arbitron’s Directors and Executive Officers
     The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, as of April 2, 2007, by (i) each nominee for election as a director, (ii) each person who served as a director during 2006, (iii) the named executive officers, and (iv) our directors, nominees, and executive officers as a group. Each person has sole voting and investment power with respect to the shares beneficially owned by that person, except as otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 2, 2007.

	Number of Shares of	Percent of Shares
Name of Individual	Common Stock	of Common Stock
or Identity of Group	Beneficially Owned (1)	Owned (2)
Director Nominees
William T. Kerr	0	*
Directors:
Stephen B. Morris (3)	345,890	1.15%
Alan Aldworth (3)(4)	31,046	*
Shellye L. Archambeau (3)(4)	12,415	*
Erica Farber (3)(4)	68,350	*
Philip Guarascio (3)(4)	57,209	*
Larry E. Kittelberger (3)(4)	67,774	*
Luis G. Nogales (3)(4)	68,937	*
Lawrence Perlman (3)	80,522	*
Richard A. Post (3)(4)	81,960	*
Named Executive Officers:
Sean R. Creamer (3)	44,120	*
Owen Charlebois (3)	122,765	*
Pierre C. Bouvard (3)	72,710	*
Vaughan Scott Henry (3)	9,365	*
All Executive Officers and Directors as a Group (18 persons) (3)(4)	1,178,566	3.81%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 2, 2007. More than one person may be deemed to be a beneficial owner of the same securities.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 2, 2007, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options for Mr. Morris to purchase 278,842 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Aldworth to purchase 29,000 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Ms. Archambeau to purchase 12,319 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Ms. Farber to purchase 62,150 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Guarascio to purchase 51,386 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Kittelberger to purchase 61,366 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Nogales to purchase 66,891 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Perlman to purchase 73,699 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Post to purchase 79,468 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Creamer to purchase 25,000 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Charlebois to purchase 105,001 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Bouvard to purchase 58,335 shares of common stock exercisable within 60 days from April 2, 2007; includes options for Mr. Henry to purchase 5,000 shares of common stock exercisable within 60 days from April 2, 2007; and includes options for all executive officers and directors as a group to purchase 1,263,651 shares of common stock exercisable within 60 days from April 2, 2007.

(4)	Includes 2,046 DSUs for Mr. Aldworth, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 96 DSUs for Ms. Archambeau, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 3,700 DSUs for Ms. Farber, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 4,823 DSUs for Mr. Guarascio, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 6,408 DSUs for Mr. Kittelberger, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; includes 2,046 DSUs for Mr. Nogales, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis; and includes 1,492 DSUs for Mr. Post, which vest within 60 days of April 2, 2007, and convert to shares of common stock on a one-for-one basis.